Exhibit 24.3

IMPERIUM RENEWABLES, INC.

POWER OF ATTORNEY

Paul Unruh, whose signature appears below, constitutes and appoints Martin G. Tobias and Marc D. Stolzman as his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including any and all post-effective amendments) to the registration statement on Form S-1 filed with the Securities and Exchange Commission on May 23, 2007, as amended (the “Registration Statement”), and any registration statement related to the same offering as the Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In witness whereof, the undersigned has caused this Power of Attorney to be executed as of August 2, 2007.

/s/ V. Paul Unruh
V. Paul Unruh